Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: John Ravis, Investor Relations, 1-207-556-8155

IDEXX Laboratories Announces Second Quarter Results

•	Achieves second quarter revenue growth of 11% as reported and 9% organic, supported by CAG Diagnostics recurring revenue growth of 9% as reported and 7% organic.

•	Advances IDEXX's innovation agenda and continues strong global commercial execution, resulting in record quarterly instrument placements, including nearly 2,400 IDEXX inVue Dx™ placements.

•	Delivers EPS of $3.63, an increase of 49% as reported, and 17% on a comparable basis, net of $0.56 EPS growth benefit from comparison to prior year period discrete litigation expense accrual, and including $0.07 benefit from a discrete tax reserve release.

•	Increases 2025 revenue guidance to $4,205 million - $4,280 million, an increase of $90 million or ~2% at midpoint, reflecting solid CAG Diagnostics recurring revenue performance, outlook for higher IDEXX inVue Dx™ instrument placements and revenues, and $70 million benefit of foreign exchange impacts versus prior estimates.

•	Updates guidance for 2025 reported revenue growth to 7.7% - 9.7% and reported CAG Diagnostics recurring revenue growth to 6.5% - 8.7%, while refining outlook for 7.0% - 9.0% organic revenue growth and CAG Diagnostics recurring revenue organic growth of 5.8% - 8.0%.

•	Updates 2025 EPS outlook to $12.40 - $12.76, reflecting $0.40 increase compared to prior guidance midpoint, supported by increased revenue and operating profit margin outlook, a lower effective tax rate, as well as benefits from updated foreign exchange impacts.

WESTBROOK, Maine, August 4, 2025— IDEXX Laboratories, Inc. (NASDAQ: IDXX), a global leader in pet healthcare innovation, today announced second quarter results.

“Our innovation-driven strategy delivered robust global growth in the second quarter,” said Jay Mazelsky, President and Chief Executive Officer. "We saw exceptional momentum with IDEXX InVue Dx™ placements, exceeding expectations as veterinarians adopted this slide-free technology to streamline workflows and gain faster, more accurate clinical insights. This growth builds on the successful launch of IDEXX Cancer Dx™ in North America. Our focus on helping veterinarians gain deeper diagnostic insights to inform patient care continues to drive customer loyalty and sets a solid foundation for sustained long-term growth."

IDEXX Announces Second Quarter Results

August 4, 2025

Second Quarter Results

The Company reports revenues of $1,109 million for the second quarter of 2025, an increase of 11% as reported and 9% organic, driven by Companion Animal Group ("CAG") growth of 11% as reported and 10% organic, and Water revenue growth of 9% as reported and 8% organic.

Second quarter earnings per diluted share (“EPS”) were $3.63, an increase of 49% as reported and 17% on a comparable basis, net of $0.56 EPS growth benefit from comparison to a prior year period discrete litigation expense accrual. Second quarter EPS included $0.03 per share benefit from currency changes and $0.10 per share in tax benefits from share-based compensation. Second quarter EPS also benefited by $0.07 per share from a discrete tax reserve release.

Second Quarter Performance Highlights

Companion Animal Group (“CAG”)

CAG revenue growth was led by CAG Diagnostics recurring revenue growth of 9% as reported and 7% organic, including 15% reported and 11% organic gains in International regions, and 6% reported and organic growth in the U.S., outpacing sector growth levels.

Additional U.S. companion animal practice key metrics are available in the Q2 2025 Earnings Snapshot accessible on the IDEXX website, www.idexx.com/investors.

Continued strong IDEXX commercial execution drove net customer gains and solid price realization while enabling our veterinary customers to increase diagnostic utilization, including benefits from recently launched IDEXX innovations, aiding expansion of CAG Diagnostics recurring revenues.

•	IDEXX VetLab® consumables generated 15% reported and 14% organic revenue growth, with testing utilization gains across regions, benefits from recent product launches, and 10% growth in IDEXX's global premium instrument installed base.

•	Reference laboratory diagnostic and consulting services generated 6% reported and 5% organic revenue growth, including benefits from higher testing volumes and net price gains.

•	Rapid assay products revenues declined 3% on a reported and organic basis, with volumes impacted from the recent launch of the Catalyst® Pancreatic Lipase Test, which shifted some testing across modalities, offsetting net price benefits.

CAG Diagnostics capital instrument revenues expanded 66% as reported and 62% on an organic basis led by record quarterly instrument placements. Veterinary software, services and diagnostic imaging systems recurring and total revenues grew 9% on a reported and organic basis, led by continued momentum in cloud-based software attachments and installed base.

IDEXX Announces Second Quarter Results

August 4, 2025

Water

Water revenues grew 9% as reported and 8% organic for the quarter, reflecting solid organic growth across major regions, with double-digit International growth.

Livestock, Poultry and Dairy (“LPD”)

LPD revenues increased 5% as reported and 3% organic for the quarter, led by commercial execution in North America and Asia Pacific.

Gross Profit and Operating Profit

Gross profits increased 12% as reported and 11% on a comparable basis. Gross margin of 62.6% increased 90 basis points as reported and 110 basis points on a comparable basis, supported by strong growth in IDEXX VetLab consumables revenue, Reference Labs productivity initiatives, and benefits from net price realization helping to offset inflationary impacts.

Operating margin was 33.6% for the quarter, higher than the prior year period by 730 basis points as reported and by 130 basis points on a comparable basis, net of ~600 basis points impact from lapping the prior year period $61.5 million discrete litigation expense accrual. Operating margin results reflect 9% operating expense decline as reported and 9% growth on a comparable basis, net of a 19% growth benefit from comparisons to the prior year period discrete litigation expense accrual. Comparable operating expense growth was driven by higher R&D spend related to advancing the Company's innovation agenda and higher sales and marketing expense aligned with commercial activities to enable new product launches and sector development.

2025 Growth and Financial Performance Outlook

The Company is updating its full year revenue growth guidance range to $4,205 million - $4,280 million, or reported growth of 7.7% - 9.7%, an increase of $90 million at midpoint. This reflects a positive adjustment of ~2% at midpoint to full year estimates for reported revenue growth, reflecting solid CAG Diagnostics recurring revenue performance, outlook for higher IDEXX inVue Dx instrument placements and revenues, and the recent weakening of the U.S. dollar aligned with the foreign currency exchange rate assumptions set forth in this earnings release. The Company is increasing its outlook for organic revenue growth to 7% - 9%, an increase of 50 basis points at midpoint, reflecting the noted operational performance benefits.

The Company updated its full year reported operating margin outlook of 31.3% - 31.6%, bringing the projected full year comparable operating profit margin expansion to 50 - 80 basis points. This outlook incorporates planned commercial expansions in select international regions in the second half, while advancing a modest commercial expansion in the U.S., to manage our growing portfolio of diagnostic solutions.

IDEXX Announces Second Quarter Results

August 4, 2025

The Company updated its EPS outlook range to $12.40 - $12.76, incorporating a $0.40 increase at midpoint versus prior guidance, reflecting $0.11 benefit from operational performance, $0.09 from higher share-based compensation benefits, $0.02 net unfavorable adjustment to effective tax rate excluding share-based compensation benefits and including the release of a discrete tax reserve, and $0.22 in favorable adjustments to foreign exchange estimates. The updated EPS growth outlook is 16% - 20% as reported and 9% - 13% growth on a comparable basis.

The following table provides the Company's updated outlook for annual key financial metrics in 2025 with a comparison to the prior outlook:

Amounts in millions except per share data and percentages

2025 Growth and Financial Performance Outlook
	Updated			Prior
Revenue	$4,205	-	$4,280	$4,095	-	$4,210
Reported growth	7.7%	-	9.7%	5.0%	-	8.0%
Organic growth	7.0%	-	9.0%	6.0%	-	9.0%
CAG Diagnostics Recurring Revenue Growth
Reported growth	6.5%	-	8.7%	4.0%	-	7.0%
Organic growth	5.8%	-	8.0%	5.0%	-	8.0%
Operating Margin	31.3%	-	31.6%	31.1%	-	31.6%
Operating margin expansion	240 bps	-	270 bps	210 bps	-	260 bps
Comparable margin expansion	50 bps	-	80 bps	30 bps	-	80 bps
EPS	$12.40	-	$12.76	$11.93	-	$12.43
Reported growth	16%	-	20%	12%	-	17%
Comparable growth	9%	-	13%	8%	-	12%
Other Key Metrics
Net interest expense	~ $42			~ $42
Share-based compensation tax benefit	~ $15			~ $8
Share-based compensation tax rate benefit	~ 1.2%			~ 1%
Effective tax rate	~ 21.0%			~ 21.5%
Share-based compensation EPS impact	~ $0.19			~ $0.10
Reduction in average shares outstanding	2%	-	3%	2%	-	3%
Operating Cash Flow (% of Net Income)	95%	-	105%	95%	-	105%
Free Cash Flow (% of Net Income)	80%	-	85%	80%	-	85%
Capital Expenditures	~ $160			~ $160

IDEXX Announces Second Quarter Results

August 4, 2025

The following table outlines estimates of foreign currency exchange rate impacts, net of foreign currency hedging transactions, and foreign currency exchange rate assumptions reflected in the above financial performance outlook for 2025.

Estimated Foreign Currency Exchange Rate Impacts	2025
Revenue growth rate impact	~0.7%
CAG Diagnostics recurring revenue growth rate impact	~0.7%
Operating margin growth impact	~ 10 bps
EPS impact	~ $0.12
EPS growth impact	~ 1%

Go-Forward Foreign Currency Exchange Rate Assumptions	2025
In U.S. dollars
euro		$1.15
British pound		$1.34
Canadian dollar		$0.72
Australian dollar		$0.64
Relative to the U.S. dollar
Japanese yen		¥149
Chinese renminbi		¥7.26
Brazilian real	R$	5.55

Conference Call and Webcast Information

IDEXX Laboratories, Inc. will be hosting a conference call today at 8:30 a.m. (EDT) to discuss its second quarter 2025 results and management’s outlook. Individuals can access a live webcast of the conference call through a link on the IDEXX website, www.idexx.com/investors. An archived edition of the webcast will be available after 1:00 p.m. (EDT) on that day via the same link and will remain available for one year. The live call also will be accessible by telephone. To listen to the live conference call, please dial 1-800-289-0462 or 1-323-794-2442 and reference passcode 595638.

2025 Investor Day

IDEXX Laboratories, Inc. will host its 2025 Investor Day on Thursday, August 14, 2025 from 8:00 am to approximately 12:00 pm (EDT). A live webcast and accompanying slide presentations will be available at www.idexx.com/investors. An archived webcast replay of the event will be available approximately one hour following the event at www.idexx.com/investors. For additional information, contact investorrelations@idexx.com.

IDEXX Announces Second Quarter Results

August 4, 2025

About IDEXX Laboratories, Inc.

IDEXX is a global leader in pet healthcare innovation. Our diagnostic and software products and services create clarity in the complex, constantly evolving world of veterinary medicine. We support longer, fuller lives for pets by delivering insights and solutions that help the veterinary community around the world make confident decisions—to advance medical care, improve efficiency, and build thriving practices. Our innovations also help ensure the safety of milk and water across the world and maintain the health and well-being of people and livestock. IDEXX Laboratories, Inc. is a member of the S&P 500® Index. Headquartered in Maine, IDEXX employs approximately 11,000 people and offers solutions and products to customers in more than 175 countries and territories. For more information about IDEXX, visit www.idexx.com.

IDEXX Announces Second Quarter Results

August 4, 2025

Note Regarding Forward-Looking Statements

This earnings release and the statements to be made in the accompanying earnings conference call contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements about the Company’s business prospects and estimates of the Company’s financial results for future periods. Forward-looking statements are included above under "2025 Growth and Financial Performance Outlook" and elsewhere and can be identified by the use of words such as "expects", "may", "anticipates", "intends", "would", "will", "plans", "believes", "estimates", "projected", "should", and similar words and expressions. Our forward-looking statements include statements relating to our expectations regarding financial performance; revenue growth and EPS outlooks; operating and free cash flow forecast; projected impact of foreign currency exchange rates and interest rates; projected operating margins and expenses and capital expenditures; projected tax, tax rate and EPS benefits from share-based compensation arrangements; projected effective tax rates, reduction of average shares outstanding and net interest expense; projected impact of tariffs; trends and other factors impacting the pet healthcare industry; net price realization improvement; IDEXX inVue DxTM analyzer placements and revenues; timing of the international roll-out of the IDEXX Cancer DxTM testing panel; and future product launches and menu expansions. These statements are intended to provide management's expectation of future events as of the date of this earnings release; are based on management's estimates, projections, beliefs, and assumptions as of the date of this earnings release; and are not guarantees of future performance. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, among other things, the matters described under the headings "Business," "Risk Factors," "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and in the corresponding sections of the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, as well as those described from time to time in the Company’s other filings with the U.S. Securities and Exchange Commission available at www.sec.gov. The Company specifically disclaims any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Regarding Non-GAAP Financial Measures

The following defines terms and conventions and provides reconciliations regarding certain measures used in this earnings release and/or the accompanying earnings conference call that are not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"), otherwise referred to as non-GAAP financial measures. To supplement the Company’s consolidated results presented in accordance with GAAP, the Company has disclosed non-GAAP financial measures that exclude or adjust certain items. Management believes these non-GAAP financial measures provide useful supplemental information for its and investors’ evaluation of the Company’s business performance and liquidity and are useful for period-over-period comparisons of the performance of the Company’s business and its liquidity and to the performance and liquidity of our peers. While management believes that these non-GAAP financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

Constant currency - Constant currency references are non-GAAP financial measures which exclude the impact of changes in foreign currency exchange rates and are consistent with how management evaluates our performance and comparisons with prior and future periods. We estimate the net impacts of currency on our revenue, gross profit, operating profit, and EPS results by restating results to the average exchange rates or exchange rate assumptions for the comparative period, which includes adjusting for the estimated impacts of foreign currency hedging transactions and certain impacts on our effective tax rates. These estimated currency changes impacted second quarter 2025 results as follows: increased gross profit growth by 0.9%, decreased gross margin growth by 20 basis points, increased operating expense growth by 0.8%, increased operating profit growth by 1.1%, decreased operating profit margin growth by 10 basis points, and increased EPS growth by 1.2%. Constant currency revenue growth represents the percentage change in revenue during the applicable period, as compared to the prior year period, excluding the impact of changes in foreign currency exchange rates. See the supplementary analysis of results below for revenue percentage change from currency for the three and six months ended June 30, 2025 and refer to the 2025 Growth and Financial Performance Outlook section of this earnings release for estimated foreign currency exchange rate impacts on 2025 projections and estimates.

Growth and organic revenue growth - All references to growth and organic growth refer to growth compared to the equivalent prior year period unless specifically noted. Organic revenue growth is a non-GAAP financial measure that represents the percent change in revenue, as compared to the same period for the prior year, net of the impact of changes in foreign currency exchange rates, certain business acquisitions, and divestitures. Management believes that reporting organic revenue growth provides useful information to investors by facilitating easier comparisons of our revenue performance with prior and future periods and to the performance of our peers. Organic revenue growth should be considered in addition to, and not as a replacement of or a superior measure to, revenue growth reported in accordance with GAAP. See the supplementary analysis of results below for a reconciliation of reported revenue growth to organic revenue growth for the three and six months ended June 30, 2025. Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts. Please refer to the 2025 Growth and Financial Performance Outlook section of this earnings release for estimated full year 2025 organic revenue growth for the Company and CAG Diagnostics recurring revenue growth. The percentage change in revenue resulting from acquisitions represents revenues during the current year period, limited to the initial 12 months from the date of the acquisition, that are directly attributable to business acquisitions. Revenue from acquisitions is expected to have an immaterial impact on projected full year 2025 revenue growth and no impact on CAG Diagnostics recurring revenue growth.

IDEXX Announces Second Quarter Results

August 4, 2025

Comparable growth metrics - Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) are non-GAAP financial measures and exclude the impact of changes in foreign currency exchange rates and non-recurring or unusual items (if any). Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts. Management believes that reporting comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) provides useful information to investors because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding key metrics used by management. Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) should be considered in addition to, and not as replacements of or superior measures to, gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain reported in accordance with GAAP.

The reconciliation of these non-GAAP financial measures is as follows:

	Three Months Ended		Year-over-Year		Six Months Ended		Year-over-Year
	June 30,	June 30,			June 30,	June 30,
Dollar amounts in thousands	2025	2024	Change		2025	2024	Change
Gross Profit (as reported)	$694,732	$619,159	12%		$1,318,111	$1,212,229	9%
Gross margin	62.6%	61.7%	90	bps	62.5%	61.6%	90	bps
Less: comparability adjustments
Change from currency	5,765	—			(1,142)	—
Comparable gross profit growth	$688,967	$619,159	11%		$1,319,253	$1,212,229	9%
Comparable gross margin and gross margin gain (or growth)	62.8%	61.7%	110	bps	62.6%	61.6%	100	bps

Operating expenses (as reported)	$321,686	$355,358	(9)%		$628,531	$649,470	(3)%
Less: comparability adjustments
Change from currency	2,744	—			(75)	—
Now-concluded litigation matter	—	61,500			(8,600)	61,500
Comparable operating expense growth	$318,942	$293,858	9%		$637,206	$587,970	8%

Income from operations (as reported)	$373,046	$263,801	41%		$689,580	$562,759	23%
Operating margin	33.6%	26.3%	730	bps	32.7%	28.6%	410	bps
Less: comparability adjustments
Change from currency	3,021	—			(1,067)	—
Now-concluded litigation matter	—	(61,500)			8,600	(61,500)
Comparable operating profit growth	$370,025	$325,301	14%		$682,047	$624,259	9%
Comparable operating margin and operating margin gain (or growth)	33.7%	32.4%	130	bps	32.4%	31.7%	60	bps

Amounts presented may not recalculate due to rounding.

Projected 2025 comparable operating margin expansion outlined in the 2025 Growth and Financial Performance Outlook section of this earnings release reflects adjustments to projected 2025 operating margin expansion for: (i) an immaterial impact from year-over-year foreign currency exchange rate changes at noted exchange rates; and (ii) positive impact of the approximately $9 million discrete litigation expense accrual adjustment in the first quarter of 2025; and (iii) adjustment to full year 2024 reported operating margin expansion for the negative impact of the $61.5 million discrete litigation expense accrual adjustment in the second quarter of 2024.

These impacts described above reconcile reported gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain (including projected 2025 operating margin expansion) to comparable gross profit growth, comparable gross margin gain, comparable operating expense growth, comparable operating profit growth and comparable operating margin gain for the Company.

IDEXX Announces Second Quarter Results

August 4, 2025

Comparable EPS growth - Comparable EPS growth is a non-GAAP financial measure that represents the percentage change in earnings per share (diluted) ("EPS") for a measurement period, as compared to the prior base period, net of the impact of changes in foreign currency exchange rates from the prior base period and excluding the tax benefits of share-based compensation activity under ASU 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, and non-recurring or unusual items (if any). Management believes comparable EPS growth is a more useful way to measure the Company’s business performance than EPS growth because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding a key metric used by management. Comparable EPS growth should be considered in addition to, and not as a replacement of or a superior measure to, EPS growth reported in accordance with GAAP. Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts.

The reconciliation of this non-GAAP financial measure is as follows:

	Three Months Ended		Year-over-Year	Six Months Ended		Year-over-Year
	June 30,	June 30,		June 30,	June 30,
	2025	2024	Growth	2025	2024	Growth
Earnings per share (diluted)	$3.63	$2.44	49%	$6.59	$5.24	26%
Less: comparability adjustments
Share-based compensation activity	0.10	—		0.11	0.10
Now-concluded litigation matter	—	(0.56)		0.08	(0.56)
Change from currency	0.03	—		(0.01)	—
Comparable EPS growth	$3.50	$3.00	17%	$6.41	$5.70	12%

Amounts presented may not recalculate due to rounding.

Projected 2025 comparable EPS growth outlined in the 2025 Growth and Financial Performance Outlook section of this earnings release reflects adjustments to projected full year 2025 reported EPS for: (i) estimated positive share-based compensation activity of ~$0.19; and (ii) estimated positive year-over-year foreign currency exchange rate change impact of ~$0.12 at noted exchange rates; (iii) adjustment to projected full year 2025 reported EPS for a positive $0.08 impact from the discrete litigation expense accrual adjustment in the first quarter of 2025; (iv) adjustment to full year 2024 reported EPS for a negative $0.56 impact from the discrete litigation expense accrual adjustment in the second quarter of 2024; and (v) positive impact of share-based compensation activity of $0.24.

These impacts and those described in the constant currency note above reconcile reported EPS growth (including projected 2025 reported EPS growth) to comparable EPS growth for the Company.

Segment and Other Income from Operations - We report segment income from operations in our Segment Information table below. Segment income from operations is a non-GAAP financial measure that adjusts for the impact of foreign currency transaction gains and losses and should be considered in addition to, and not as a replacement for, income from operations. We exclude foreign currency transaction gains and losses for each reportable segment (CAG, Water, and LPD) from segment income from operations and report the full amount of foreign currency transaction gains and losses in Other. We believe that reporting segment income from operations provides supplemental analysis to help investors further evaluate each reportable segment’s business performance by excluding foreign currency transaction gains and losses, which are centrally managed by our corporate treasury function and which we do not consider relevant for assessing the results of each reportable segment’s operations. In addition, we believe that reporting segment income from operations provides information to investors regarding key metrics that are used by management, including our chief operating decision-maker, in evaluating the performance of each reportable segment.

The reconciliation of this non-GAAP financial measure is as follows for the three and six months ended June 30, 2025 and 2024:

Amounts in thousands

	For the Three Months Ended June 30,
	2025			2024
	Income from Operations	Impact from Foreign Currency	Segment and Other Income from Operations	Income from Operations	Impact from Foreign Currency	Segment and Other Income from Operations
CAG	$347,983	$494	$348,477	$240,687	$863	$241,550
Water	24,606	36	24,642	20,439	65	20,504
LPD	(543)	38	(505)	1,426	73	1,499
Other	1,000	(568)	432	1,249	(1,001)	248
Total	$373,046	$—	$373,046	$263,801	$—	$263,801

IDEXX Announces Second Quarter Results

August 4, 2025

Amounts in thousands

	For the Six Months Ended June 30,
	2025			2024
	Income from Operations	Impact from Foreign Currency	Segment and Other Income from Operations	Income from Operations	Impact from Foreign Currency	Segment and Other Income from Operations
CAG	$642,554	$1,078	$643,632	$519,573	$1,673	$521,246
Water	45,380	79	45,459	39,811	123	39,934
LPD	(462)	82	(380)	2,227	138	2,365
Other	2,108	(1,239)	869	1,148	(1,934)	(786)
Total	$689,580	$—	$689,580	$562,759	$—	$562,759

Free cash flow - Free cash flow is a non-GAAP financial measure and means, with respect to a measurement period, the cash generated from operations during that period, reduced by the Company’s investments in property and equipment. Management believes free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in property and equipment that are required to operate the business. Free cash flow should be considered in addition to, and not as a replacement of or a superior measure to, net cash provided by operating activities. See the supplementary analysis of results below for our calculation of free cash flow for the three months and six months ended June 30, 2025 and 2024. To estimate projected 2025 free cash flow, we have deducted projected purchases of property and equipment (also referred to as capital expenditures) of approximately $160 million. Free cash flow conversion, or the net income to free cash flow ratio, is a non-GAAP financial measure that is defined as free cash flow, with respect to a measurement period, divided by net income for the same period. To calculate trailing twelve-month net income to free cash flow ratio for the twelve months ended June 30, 2025, we have deducted purchases of property and equipment of approximately $121 million from net cash provided from operating activities of approximately $906 million, divided by net income of approximately $986 million.

Debt to Adjusted EBITDA (Leverage Ratios) - Adjusted EBITDA, gross debt, and net debt are non-GAAP financial measures. Adjusted EBITDA is a non-GAAP financial measure of earnings before interest, taxes, depreciation, amortization, non-recurring transaction expenses incurred in connection with acquisitions, share-based compensation expense, and certain other non-cash losses and charges. Management believes that reporting Adjusted EBITDA, gross debt, and net debt in the Debt to Adjusted EBITDA ratios provides supplemental analysis to help investors further evaluate the Company's business performance and available borrowing capacity under the Company's credit facility. Adjusted EBITDA, gross debt, and net debt should be considered in addition to, and not as replacements of or superior measures to, net income or total debt reported in accordance with GAAP. For further information on how Adjusted EBITDA and the Debt to Adjusted EBITDA Ratios are calculated, see the Company's Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

Notes and Definitions

Discrete litigation expense accrual - During the second quarter of 2024, the Company increased its previously established $27.5 million accrual related to a now-concluded litigation matter by $61.5 million. During the first quarter of 2025, the Company reduced this previously established $89.0 million accrual by approximately $9 million, resulting in a total accrual for this now-concluded litigation matter of approximately $80 million as of March 31, 2025, which represented our best estimate of the amount of the loss.

Now-concluded litigation matter - The Company was a defendant in a litigation matter involving an alleged breach of contract for underpayment of royalty payments made from 2004 through 2017 under an expired patent license agreement, and the trial court ruled in favor of the plaintiff in 2020. Following appeals and in light of the appellate court's April 3, 2025 decision, on April 17, 2025, the Company paid the judgment of approximately $80 million, and the plaintiff executed a satisfaction and release of judgment, which was filed with the trial court on the same date, concluding this matter. For further information, see the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

Discrete tax reserve release - During the second quarter of 2025, the Company released a previously-established reserve following the resolution of certain international tax audits.

IDEXX Announces Second Quarter Results

August 4, 2025

IDEXX Laboratories, Inc. and Subsidiaries

Condensed Consolidated Statement of Operations

Amounts in thousands except per share data (Unaudited)

		Three Months Ended		Six Months Ended
		June 30,	June 30,	June 30,	June 30,
		2025	2024	2025	2024
Revenue:	Revenue	$1,109,457	$1,003,578	$2,107,884	$1,967,673
Expenses and Income:	Cost of revenue	414,725	384,419	789,773	755,444
	Gross profit	694,732	619,159	1,318,111	1,212,229
	Sales and marketing	161,107	142,665	317,330	292,118
	General and administrative	98,681	157,243	190,242	249,267
	Research and development	61,898	55,450	120,959	108,085
	Total operating expense	321,686	355,358	628,531	649,470
	Income from operations	373,046	263,801	689,580	562,759
	Interest expense, net	(10,694)	(4,745)	(17,144)	(8,224)
	Income before provision for income taxes	362,352	259,056	672,436	554,535
	Provision for income taxes	68,363	55,758	135,770	115,658
Net Income:	Net income attributable to stockholders	$293,989	$203,298	$536,666	$438,877
	Earnings per share: Basic	$3.66	$2.46	$6.64	$5.30
	Earnings per share: Diluted	$3.63	$2.44	$6.59	$5.24
	Shares outstanding: Basic	80,413	82,630	80,864	82,863
	Shares outstanding: Diluted	80,994	83,393	81,465	83,684

IDEXX Laboratories, Inc. and Subsidiaries

Selected Operating Information (Unaudited)

		Three Months Ended		Six Months Ended
		June 30,	June 30,	June 30,	June 30,
		2025	2024	2025	2024
Operating Ratios	Gross profit	62.6%	61.7%	62.5%	61.6%
(as a percentage of revenue):	Sales, marketing, general and administrative expense	23.4%	29.9%	24.1%	27.5%
	Research and development expense	5.6%	5.5%	5.7%	5.5%
	Income from operations[1]	33.6%	26.3%	32.7%	28.6%

1Amounts presented may not recalculate due to rounding.

IDEXX Announces Second Quarter Results

August 4, 2025

IDEXX Laboratories, Inc. and Subsidiaries

Segment and Other Information

Amounts in thousands (Unaudited)

		Three Months Ended
		June 30, 2025	Percent of Revenue	June 30, 2024	Percent of Revenue
Revenue:	CAG	$1,022,443		$922,298
	Water	51,001		46,726
	LPD	31,762		30,306
	Other	4,251		4,248
	Total	$1,109,457		$1,003,578

Gross Profit:	CAG	$642,102	62.8%	$569,071	61.7%
	Water	35,511	69.6%	32,074	68.6%
	LPD	14,929	47.0%	15,558	51.3%
	Other	2,190	51.5%	2,456	57.8%
	Total	$694,732	62.6%	$619,159	61.7%

Income from Operations:	CAG	$348,477	34.1%	$241,550	26.2%
	Water	24,642	48.3%	20,504	43.9%
	LPD	(505)	(1.6)%	1,499	4.9%
	Other	432	10.2%	248	5.8%
	Total	$373,046	33.6%	$263,801	26.3%

		Six Months Ended
		June 30, 2025	Percent of Revenue	June 30, 2024	Percent of Revenue
Revenue:	CAG	$1,942,279		$1,811,583
	Water	96,322		89,797
	LPD	60,358		58,511
	Other	8,925		7,782
	Total	$2,107,884		$1,967,673

Gross Profit:	CAG	$1,216,925	62.7%	$1,115,307	61.6%
	Water	67,584	70.2%	62,571	69.7%
	LPD	29,294	48.5%	30,792	52.6%
	Other	4,308	48.3%	3,559	45.7%
	Total	$1,318,111	62.5%	$1,212,229	61.6%

Income from Operations:	CAG	$643,632	33.1%	$521,246	28.8%
	Water	45,459	47.2%	39,934	44.5%
	LPD	(380)	(0.6)%	2,365	4.0%
	Other	869	9.7%	(786)	(10.1)%
	Total	$689,580	32.7%	$562,759	28.6%

IDEXX Announces Second Quarter Results

August 4, 2025

IDEXX Laboratories, Inc. and Subsidiaries

Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets

Amounts in thousands (Unaudited)

	Three Months Ended
Net Revenue	June 30, 2025	June 30, 2024	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
CAG	$1,022,443	$922,298	$100,145	10.9%	1.2%	—	9.7%
United States	684,497	628,684	55,813	8.9%	—	—	8.9%
International	337,946	293,614	44,332	15.1%	3.8%	—	11.3%
Water	51,001	46,726	4,275	9.1%	0.8%	—	8.4%
United States	26,090	24,461	1,629	6.7%	—	—	6.7%
International	24,911	22,265	2,646	11.9%	1.7%	—	10.2%
LPD	31,762	30,306	1,456	4.8%	2.2%	—	2.6%
United States	5,767	5,115	652	12.8%	—	—	12.8%
International	25,995	25,191	804	3.2%	2.6%	—	0.6%
Other	4,251	4,248	3	0.1%	—	—	0.1%
Total Company	$1,109,457	$1,003,578	$105,879	10.6%	1.2%	—	9.3%
United States	717,869	660,146	57,723	8.7%	—	—	8.7%
International	391,588	343,432	48,156	14.0%	3.6%	—	10.5%

	Three Months Ended
Net CAG Revenue	June 30, 2025	June 30, 2024	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
CAG Diagnostics recurring revenue:	$877,995	$808,454	$69,541	8.6%	1.2%	—	7.4%
IDEXX VetLab consumables	375,112	325,348	49,764	15.3%	1.7%	—	13.6%
Rapid assay products	100,240	103,290	(3,050)	(3.0)%	0.4%	—	(3.3)%
Reference laboratory diagnostic and consulting services	367,694	347,373	20,321	5.9%	1.1%	—	4.8%
CAG Diagnostics services and accessories	34,949	32,443	2,506	7.7%	1.7%	—	6.0%
CAG Diagnostics capital – instruments	58,600	35,292	23,308	66.0%	3.5%	—	62.5%
Veterinary software, services and diagnostic imaging systems:	85,848	78,552	7,296	9.3%	0.1%	—	9.2%
Recurring revenue	68,954	63,117	5,837	9.2%	0.2%	—	9.1%
Systems and hardware	16,894	15,435	1,459	9.5%	—	—	9.4%
Net CAG revenue	$1,022,443	$922,298	$100,145	10.9%	1.2%	—	9.7%

	Three Months Ended
	June 30, 2025	June 30, 2024	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
CAG Diagnostics recurring revenue:	$877,995	$808,454	$69,541	8.6%	1.2%	—	7.4%
United States	575,009	544,466	30,543	5.6%	—	—	5.6%
International	302,986	263,988	38,998	14.8%	3.9%	—	10.9%

1See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Announces Second Quarter Results

August 4, 2025

IDEXX Laboratories, Inc. and Subsidiaries

Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets

Amounts in thousands (Unaudited)

	Six Months Ended
Net Revenue	June 30, 2025	June 30, 2024	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
CAG	$1,942,279	$1,811,583	$130,696	7.2%	—	0.1%	7.1%
United States	1,308,386	1,230,879	77,507	6.3%	—	0.1%	6.2%
International	633,893	580,704	53,189	9.2%	0.1%	—	9.1%
Water	96,322	89,797	6,525	7.3%	(0.6)%	—	7.9%
United States	49,593	46,660	2,933	6.3%	—	—	6.3%
International	46,729	43,137	3,592	8.3%	(1.3)%	—	9.6%
LPD	60,358	58,511	1,847	3.2%	(0.2)%	—	3.4%
United States	11,555	10,279	1,276	12.4%	—	—	12.4%
International	48,803	48,232	571	1.2%	(0.2)%	—	1.4%
Other	8,925	7,782	1,143	14.7%	—	—	14.7%
Total Company	$2,107,884	$1,967,673	$140,211	7.1%	—	0.1%	7.1%
United States	1,372,730	1,291,155	81,575	6.3%	—	0.1%	6.2%
International	735,154	676,518	58,636	8.7%	—	—	8.7%

	Six Months Ended
Net CAG Revenue	June 30, 2025	June 30, 2024	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
CAG Diagnostics recurring revenue:	$1,684,262	$1,588,598	$95,664	6.0%	—	—	6.0%
IDEXX VetLab consumables	719,891	642,277	77,614	12.1%	—	—	12.1%
Rapid assay products	184,274	189,605	(5,331)	(2.8)%	(0.1)%	—	(2.7)%
Reference laboratory diagnostic and consulting services	712,100	691,711	20,389	2.9%	0.1%	—	2.9%
CAG Diagnostics services and accessories	67,997	65,005	2,992	4.6%	—	—	4.6%
CAG Diagnostics capital – instruments	90,594	69,384	21,210	30.6%	0.4%	—	30.1%
Veterinary software, services and diagnostic imaging systems:	167,423	153,601	13,822	9.0%	(0.2)%	0.9%	8.3%
Recurring revenue	134,747	122,817	11,930	9.7%	(0.2)%	0.9%	9.0%
Systems and hardware	32,676	30,784	1,892	6.1%	(0.2)%	0.8%	5.6%
Net CAG revenue	$1,942,279	$1,811,583	$130,696	7.2%	—	0.1%	7.1%

	Six Months Ended
	June 30, 2025	June 30, 2024	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
CAG Diagnostics recurring revenue:	$1,684,262	$1,588,598	$95,664	6.0%	—	—	6.0%
United States	1,111,986	1,067,507	44,479	4.2%	—	—	4.2%
International	572,276	521,091	51,185	9.8%	0.1%	—	9.7%

1See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Announces Second Quarter Results

August 4, 2025

IDEXX Laboratories, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet

Amounts in thousands (Unaudited)

		June 30, 2025	December 31, 2024
Assets:	Current Assets:
	Cash and cash equivalents	$164,594	$288,266
	Accounts receivable, net	560,563	473,575
	Inventories	392,584	381,877
	Other current assets	244,616	256,179
	Total current assets	1,362,357	1,399,897
	Property and equipment, net	739,677	713,123
	Other long-term assets, net	1,228,760	1,180,423
	Total assets	$3,330,794	$3,293,443
Liabilities and Stockholders'
Equity:	Current Liabilities:
	Accounts payable	$116,585	$114,211
	Accrued liabilities	416,977	502,119
	Line of credit	579,000	250,000
	Current portion of long-term debt	74,994	167,787
	Deferred revenue	36,324	33,799
	Total current liabilities	1,223,880	1,067,916
	Long-term debt, net of current portion	449,812	449,786
	Other long-term liabilities, net	198,275	180,428
	Total long-term liabilities	648,087	630,214
	Total stockholders' equity	1,458,827	1,595,313
	Total liabilities and stockholders' equity	$3,330,794	$3,293,443

IDEXX Laboratories, Inc. and Subsidiaries

Selected Balance Sheet Information (Unaudited)

		June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Selected Balance Sheet Information:	Days sales outstanding[1]	44.7	45.7	47.1	48.9	47.3
	Inventory turns[2]	1.5	1.3	1.3	1.3	1.4

1Days sales outstanding represents the average of the accounts receivable balances at the beginning and end of each quarter divided by revenue for that quarter, the result of which is then multiplied by 91.25 days.

2Inventory turns are calculated as the ratio of our inventory-related cost of revenue for the quarter multiplied by four, divided by the average inventory balances at the beginning and end of each quarter.

IDEXX Announces Second Quarter Results

August 4, 2025

IDEXX Laboratories, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

Amounts in thousands (Unaudited)

		Six Months Ended
		June 30, 2025	June 30, 2024
Operating:	Cash Flows from Operating Activities:
	Net income	$536,666	$438,877
	Non-cash adjustments to net income	111,582	75,155
	Changes in assets and liabilities	(224,543)	(67,135)
	Net cash provided by operating activities	423,705	446,897
Investing:	Cash Flows from Investing Activities:
	Purchases of property and equipment	(64,128)	(63,578)
	Acquisition of a business	—	(77,000)
	Proceeds from net investment hedges	890	727
	Net cash used by investing activities	(63,238)	(139,851)
Financing:	Cash Flows from Financing Activities:
	Borrowings under credit facility, net	329,000	—
	Payments of senior notes	(103,386)	—
	Repurchases of common stock	(738,995)	(370,285)
	Proceeds from exercises of stock options and employee stock purchase plans	24,523	26,241
	Shares withheld for statutory tax withholding payments on restricted stock	(7,094)	(10,268)
	Net cash used by financing activities	(495,952)	(354,312)
	Net effect of changes in exchange rates on cash	11,813	(5,076)
	Net decrease in cash and cash equivalents	(123,672)	(52,342)
	Cash and cash equivalents, beginning of period	288,266	453,932
	Cash and cash equivalents, end of period	$164,594	$401,590

IDEXX Laboratories, Inc. and Subsidiaries

Free Cash Flow

Amounts in thousands (Unaudited)

		Three Months Ended		Six Months Ended
		June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024

Free Cash Flow:	Net cash provided by operating activities	$185,743	$248,312	$423,705	$446,897
	Investing cash flows attributable to purchases of property and equipment	(34,102)	(33,305)	(64,128)	(63,578)
	Free cash flow[1]	$151,641	$215,007	$359,577	$383,319

1See Statements Regarding Non-GAAP Financial Measures, above.

IDEXX Announces Second Quarter Results

August 4, 2025

IDEXX Laboratories, Inc. and Subsidiaries

Common Stock Repurchases

Amounts in thousands except per share data (Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Shares repurchased in the open market	713	415	1,644	718
Shares acquired through employee surrender for statutory tax withholding	2	—	16	18
Total shares repurchased	715	415	1,660	736

Cost of shares repurchased in the open market	$327,530	$208,169	$736,745	$375,271
Cost of shares for employee surrenders	970	79	7,094	10,268
Total cost of shares	$328,500	$208,248	$743,839	$385,539

Average cost per share – open market repurchases	$458.96	$501.44	$448.02	$522.32
Average cost per share – employee surrenders	$513.46	$496.95	$452.84	$560.01
Average cost per share – total	$459.10	$501.44	$448.07	$523.26